                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        _______________________________


                                  FORM 8-K/A


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) March 31, 1998



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)


               Delaware                0-16102             59-2840783
     (State or Other Jurisdiction    Commission        (I.R.S. Employer
         Or Incorporation or         File Number         Identification
            Organization)                                    Number)


              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                   (Address of principal executive offices)


                                 (609)235-6009
             (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------

     On March 31, 1998, Eastern Environmental Services, Inc. (the "Registrant") consummated the acquisition of Hudson Jersey Sanitation Co. ("Hudson Jersey"); West Milford Haulage, Inc. ("West Milford"); Frank Stamato & Company; and Specialized Recycling Technologies, Inc. (collectively, the "Stamato Companies") pursuant to the terms of a Stock Purchase Agreement dated February 5, 1998 by and among Ron Stamato and Patrick G. Stamato (collectively, the "Shareholders" or "Sellers") and the Registrant. The description of the acquisition transaction set forth herein is qualified in its entirety by the Stock Purchase Agreement which is incorporated as Exhibit 10.1.

     Pursuant to the Stock Purchase Agreement, the Registrant purchased all of the outstanding common stock of the Stamato companies resulting in the Shareholders receiving 1,386,344 registered shares of the Registrant's common stock, $.01 par value. The shares of the Registrant's common stock were valued at $24.125 per share. No cash was paid to the Shareholders for the acquisition of the shares of the Company. The acquisition is to be accounted for using the "pooling of interests" method.

     At the date of closing the Stock Purchase Agreement, the Registrant assumed approximately $5,686,000 of outstanding indebtedness of the Company.

     The transaction includes all of the assets and liabilities relating to the operation of the Companies. The acquired assets were used by the Shareholders in the solid waste collection, transfer, recycling and disposal business. The Registrant intends to continue to use the acquired assets for these purposes.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS.
          -----------------------------------

(A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Report of Independent Certified Public Accountants
      Combined Balance Sheets at December 31, 1997 and 1996
      Combined Statements of Income and Retained Earnings/(Accumulated Deficit)
            for the Two Years Ended December 31, 1997
      Combined Statements of Cash Flows for the Two Years Ended December
            31, 1997
      Notes to the Combined Financial Statements

(B)   PRO FORMA FINANCIAL INFORMATION

      Pro Forma Consolidated Statement of Income for the Year Ended June 30,
            1997 (Unaudited)
      Pro Forma Consolidated Statement of Income for the Six Months Ended
            December 31, 1997 (Unaudited)
      Pro Forma Consolidated Balance Sheet as of December 31, 1997 (Unaudited)

(C)   EXHIBITS

10.1* Stock Purchase Agreement dated February 5, 1998, by and between Eastern
      Environmental Services, Inc., Ron Stamato and Patrick G. Stamato.

23.1  Consent of Mills and DeFilippis LLP

--------------------------------------------------------------------------------

*  Incorporated by reference

               SIGNATURE
               ---------

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Eastern Environmental Services, Inc.

Date: April 24, 1998           By: /s/ Gregory M. Krzemien
                                  -------------------------------------
                                    Gregory M. Krzemien, Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
 No.                Description
----                -----------

23.1                Consent of Mills and DeFilippis LLP

                         HUDSON JERSEY SANITATION CO.
                           AND AFFILIATED COMPANIES
                           ------------------------

                         COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996
                          --------------------------

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                  INDEX TO THE COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996
                          --------------------------


                                                        Page
                                                        ----
Report of Independent Certified Public Accountants         2

Combined Balance Sheets                                   3-6

Combined Statements of Income and Retained Earnings/
                               (Accumulated Deficit)      7&8

Combined Statements of Cash Flows                        9-12

Notes to the Combined Financial Statements              13-27

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------

To the Board of Directors and Stockholders of Hudson Jersey
   Sanitation Co. and Affiliated Companies
Little Falls, New Jersey


     We have audited the accompanying combined balance sheets of Hudson Jersey Sanitation Co. and affiliated companies as at December 31, 1997 and 1996, and the related combined statements of income and retained earnings/(accumulated deficit), and cash flows for the years then ended. These combined financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Hudson Jersey Sanitation Co. and affiliated companies at December 31, 1997 and 1996, and the results of its combined operations and cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.


                                               /s/ Mills and DeFilippis
                                               Certified Public  Accountants


Mountain Lakes, New Jersey
March 28, 1998

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                        COMBINED BALANCE SHEETS (CONT.)
                             AT DECEMBER 31, 1997
                             --------------------


                                 ASSETS
                                 ------


                                                                                      Specialized
                                           Hudson          West            Frank        Recycling
                                           Jersey         Milford         Stamato     Technologies,                  Combined
                                       Sanitation Co.  Haulage, Inc.       & Co.          Inc.       Eliminations      Totals
                                       --------------  -------------   ------------   -------------  ------------  -------------
Current Assets:
 Cash (Note 1)                          $    724,324.    $  213,620.   $     4,134.    $      1.      $       -     $   942,079.
 Accounts Receivable (Note 2)              1,547,016.       789,475.             -            -               -       2,336,491.
 Miscellaneous Receivable                        500.         3,000.             -            -               -           3,500.
 Employee Loan Receivable                          -              -         10,000.           -               -          10,000.
 Loans Receivable (Note 4)                     7,303.        18,022.        39,577.           -               -          64,902.
 Loans Receivable - Related
  Companies                                        -         18,001.       295,158.           -        (313,159.)             -
 Note Receivable                                   -              -          9,500.           -               -           9,500.
 Investments (Note 2)                              -         86,039.             -            -               -          86,039.
 Prepaid Landfill Fees                        63,417.        93,577.             -            -               -         156,994.
 Prepaid Insurance and Bond                  157,598.        23,296.             -            -               -         180,894.
 Prepaid Taxes and License Plates             53,452.             -              -            -               -          53,452.
                                       --------------    -----------   ------------    ---------      ----------    ------------
  Total Current Assets                     2,553,610.     1,245,030.       358,369.           1.       (313,159.)     3,843,851.
                                       -------------     -----------   ------------    ---------      ----------    ------------

Fixed Assets (Note 2):
 Land                                              -              -         51,558.           -               -          51,558.
 Building and Improvements                         -              -        234,134.           -               -         234,134.
 Trucks and Bodies                        10,904,320.     2,741,216.             -            -               -      13,645,536.
 Containers                                  559,689.             -              -            -               -         559,689.
 Radio Equipment                             178,157.             -              -            -               -         178,157.
 Office Equipment                            147,884.             -         66,419.           -               -         214,303.
 Leasehold Improvements                        7,095.             -          2,564.           -               -           9,659.
 Machinery and Equipment                     260,250.     1,046,227.     1,455,838.           -               -       2,762,315.
                                       -------------    -----------   ------------    ---------      ----------    ------------
                                          12,057,395.     3,787,443.     1,810,513.           -               -      17,655,351.
 Less: Accumulated Depreciation            5,380,647.     1,782,748.     1,555,907.           -               -       8,719,302.
                                       -------------    -----------   ------------    ---------      ----------    ------------
  Net Fixed Assets                         6,676,748.     2,004,695.       254,606.           -               -       8,936,049.
                                       -------------    -----------   ------------    ---------      ----------    ------------

Other Assets:
 Security Deposits                             3,479.           150.         3,350.           -               -           6,979.
 Deposit on Potential Acquisition
    (Note 9)                                       -         25,000.             -            -               -          25,000.
 Stockholder Loan Receivable                       -              -              -        1,000.              -           1,000.
 Project Development Costs                         -              -              -      308,809.              -         308,809.
 Customer Accounts Purchased (Note 6)              -        133,605.             -            -               -         133,605.
 Cash Surrender Value of Officer's
   Life Insurance (Note 8)                         -         49,273.             -            -               -          49,273.
                                       -------------    ----------    ------------    ---------     -----------    ------------
  Total Other Assets                           3,479.       208,028.         3,350.     309,809.              -         524,666.
                                       -------------    -----------   ------------    ---------     -----------    ------------
TOTAL ASSETS                              $9,233,837.    $3,457,753.   $   616,325.    $309,810.     $ (313,159.)   $13,304,566.
                                       =============    ===========   ============    =========     ===========    ============

The accompanying notes are an integral part of these combined financial statements.

Subject to the comments in the "Report of Independent Certified Public
   Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                        COMBINED BALANCE SHEETS (CONT.)
                             AT DECEMBER 31, 1997
                             --------------------


                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                                                     Specialized
                                          Hudson          West             Frank      Recycling
                                          Jersey         Milford          Stamato   Technologies,                     Combined
                                       Sanitation Co.  Haulage, Inc.        & Co.         Inc.       Eliminations       Totals
                                       -------------  -------------    ------------  ------------   ------------    -----------
Current Liabilities:
   Accounts Payable                     $   313,724.   $   197,790.    $    5,000.    $       -     $        -     $   516,514.
   Accrued Wages Payable                     50,753.        24,111.             -             -              -          74,864.
   Accrued Expenses Payable                  21,684.        15,000.             -             -              -          36,684.
   Payroll Taxes Payable                      1,273.        26,803.             -             -              -          28,076.
   NJ Corporation Tax Payable (Note 2)       35,030.           200.             -             -              -          35,230.
   Loans Payable - Related Companies              -          3,200.             -             -         (3,200.)             -
   Notes Payable (Note 3)                 1,368,201.       404,877.             -             -              -       1,773,078.
                                        ------------   ------------    -----------    ----------    -----------    ------------

      Total Current Liabilities           1,790,665.       671,981.         5,000.            -         (3,200.)     2,464,446.
                                        ------------   ------------    -----------    ----------    -----------    ------------
Long Term Liabilities:
   Loan Payable - Related Companies               -              -              -       309,959.      (309,959.)             -
   Notes Payable (Note 3)                 3,193,621.     1,058,772.             -             -              -       4,252,393.
   Deferred Taxes                            89,050.        24,555.        74,040.            -              -         187,645.
                                        ------------   ------------    -----------    ----------    -----------    ------------

      Total Long Term Liabilities         3,282,671.     1,083,327.        74,040.      309,959.      (309,959.)     4,440,038.
                                        ------------   ------------    -----------    ----------    -----------    ------------

Unearned Income                             208,808.             -              -             -              -         208,808.
                                        ------------   ------------    -----------    ----------    -----------    ------------
Stockholders' Equity:
   Common Stock (Note 11)                   200,000.        10,000.       338,600.        1,000.             -         549,600.
   Retained Earnings/(Accumulated
                 Deficit (Page 7)         3,751,693.     1,692,445.       253,961.       (1,149.)            -       5,696,950.
   Less: Treasury Stock (Note 11)                 -              -        (55,276.)            -             -         (55,276.)
                                        ------------   ------------    -----------    ----------    -----------    ------------

      Total Stockholders' Equity          3,951,693.     1,702,445.       537,285.         (149.)            -       6,191,274.
                                        ------------   ------------    -----------    ----------    -----------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
                            EQUITY      $ 9,233,837.   $ 3,457,753.    $  616,325.    $ 309,810.    $ (313,159.)   $13,304,566.
                                        ============   ============    ===========    ==========    ===========    ============

The accompanying notes are an integral part of these combined financial statements.

Subject to the comments in the "Report of Independent Certified Public
   Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                            COMBINED BALANCE SHEETS
                             AT DECEMBER 31, 1996
                             --------------------



                                    ASSETS
                                    ------

                                                                                       Specialized
                                           Hudson          West            Frank        Recycling
                                           Jersey         Milford         Stamato     Technologies,                   Combined
                                       Sanitation Co.  Haulage, Inc.       & Co.          Inc.       Eliminations       Totals
                                       --------------  -------------   -------------- -------------  ------------   -------------
Current Assets:
   Cash (Note 1)                         $   258,434.    $    2,673.   $     9,583.     $    201.     $       -       $   270,891.
   Accounts Receivable (Note 2)            1,293,649.       942,618.            -              -              -         2,236,267.
   Miscellaneous Receivable                       -           3,000.            -              -              -             3,000.
   Note Receivable                                -              -           9,500.            -              -             9,500.
   Loans Receivable (Note 4)                   6,490.        25,573.       377,810.            -     (360,918.)            48,955.
   Prepaid NJ Corporation Tax                 31,254.        17,850.           200.            -              -            49,304.
   Employee Loan Receivable                      625.            -          10,000.            -              -            10,625.
   Investments (Note 2)                           -          85,583.            -              -              -            85,583.
   Deposits on Equipment                       2,000.            -              -              -              -             2,000.
   Prepaid Landfill Fees                      15,948.        82,067.            -              -              -            98,015.
   Prepaid Legal Fees                         75,000.            -              -              -              -            75,000.
   Prepaid Insurance and Bond                163,719.        38,254.            -              -              -           201,973.
   Prepaid Taxes and License Plates           69,532.            -              -              -              -            69,532.
                                         ------------    -----------   -------------- -------------  ------------   -------------
      Total Current Assets                 1,916,651.     1,197,618.       407,093.           201.   (360,918.)         3,160,645.
                                         ------------    -----------   -------------- -------------  ------------   -------------
Fixed Assets (Note 2):
   Land                                           -              -          51,558.            -           -               51,558.
   Building and Improvements                      -              -         234,134.            -           -              234,134.
   Trucks and Bodies                      11,412,532.     2,741,216.            -              -           -           14,153,748.
   Containers                                522,313.            -              -              -           -              522,313.
   Radio Equipment                           178,157.            -              -              -           -              178,157.
   Office Equipment                          125,742.            -          66,419.            -           -              192,161.
   Leasehold Improvements                      7,095.            -           2,564.            -           -                9,659.
   Machinery and Equipment                   260,250.       918,281.     1,455,838.                                     2,634,369.
                                         ------------    -----------   -------------- -------------  ------------   -------------
                                          12,506,089.     3,659,497.     1,810,513.            -           -           17,976,099.
   Less: Accumulated Depreciation          4,896,292.     1,416,165.     1,516,640.            -           -            7,829,097.
                                         ------------    -----------   -------------- -------------  ------------   -------------
      Net Fixed Assets                     7,609,797.     2,243,332.       293,873.            -           -           10,147,002.
                                         ------------    -----------   -------------- -------------  ------------   -------------
Other Assets:
 Security Deposits                             4,129.         1,550.         3,350.            -           -                9,029.
 Deposit on Potential Acquisition
   (Note 9)                                       -          25,000.            -              -           -               25,000.
 Stockholder Loan Receivable                      -              -              -           1,000.         -                1,000.
 Project Development Costs                        -              -              -         308,743.         -              308,743.
 Customer Accounts Purchased (Note 6)             -         171,778.            -              -           -              171,778.
 Cash Surrender Value of Officer's Life
      Insurance (Note 8)                          -          38,888.            -              -           -               38,888.
                                         ------------    -----------   --------------   ---------  -----------      -------------
  Total Other Assets                           4,129.       237,216.         3,350.       309,743.         -              554,438.
                                         ============    ===========   --------------   ---------  -----------      -------------
TOTAL ASSETS                             $ 9,530,577.    $3,678,166.     $ 704,316.     $ 309,944.  $(360,918.)     $  13,862,085
                                         ============    ===========   ==============   =========  ===========      =============

The accompanying notes are an integral part of these combined financial statements.

Subject to the comments in the "Report of Independent Certified Public
   Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                        COMBINED BALANCE SHEETS (CONT.)
                             AT DECEMBER 31, 1996
                             --------------------


                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                                                          Specialized
                                          Hudson          West                Frank        Recycling
                                          Jersey         Milford             Stamato     Technologies,                  Combined
                                      Sanitation Co.  Haulage, Inc.            & Co.          Inc.       Eliminations    Totals
                                      --------------  -------------    ----------------  -------------   ------------  ----------
Current Liabilities:
   Accounts Payable                      $  302,793.    $  320,343.    $     5,000.       $     -         $     -        $ 628,136.
   Accrued Wages Payable                     28,423.        14,760.             -               -               -           43,183.
   Accrued Expenses Payable                  29,846.        16,576.             -               -               -           46,422.
   Payroll Taxes Payable                     41,426.        23,909.             -               -               -           65,335.
   Union Benefits Payable                        -          22,074.             -               -               -           22,074.
   Loans Payable - Related Companies             -          51,400.             -               -          (51,400.)            -
   Notes Payable (Note 3)                 1,263,673.       378,540.             -               -               -        1,642,213.
                                      --------------  -------------     ---------------  -------------   ------------   -----------
      Total Current Liabilities           1,666,161.       827,602.          5,000.             -          (51,400.)     2,447,363.
                                      --------------  -------------    ---------------  -------------   -------------   -----------
Long Term Liabilities:
   Loan Payable - Related Companies              -              -               -          309,518.       (309,518.)            -
   Notes Payable (Note 3)                 4,444,972.     1,463,648.             -               -               -        5,908,620.
   Deferred Taxes                            68,365.        16,375.         81,080.             -               -          165,820.
                                      --------------  -------------     ---------------  -------------   ------------   -----------
                                          4,513,337.     1,480,023.         81,080.        309,518.       (309,518.)     6,074,440.
      Total Long Term Liabilities     --------------  -------------     ---------------  -------------   ------------   -----------
                                            233,296.            -               -               -               -          233,296.
Unearned Income                       --------------  -------------     ---------------  -------------   ------------   -----------
Stockholders' Equity:
   Common Stock (Note 11)                   200,000.        10,000.        338,600.          1,000.             -          549,600.
   Retained Earnings/(Accumulated
               Deficit) (Page 8)          2,917,783.     1,360,541.        334,912.           (574.)            -        4,612,662.
   Less: Treasury Stock (Note 11)                -              -          (55,276.)            -               -          (55,276.)
                                      --------------  -------------     ---------------  -------------   ------------   -----------

      Total Stockholders' Equity          3,117,783.     1,370,541.        618,236.            426.             -        5,106,986.
                                      --------------  -------------     ---------------  -------------   ------------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS'     $ 9,530,577.    $3,678,166.    $   704,316.      $ 309,944.       $(360,918.)  $13,862,085.
                            EQUITY    ==============  =============     ===============  =============   ============   ==========

The accompanying notes are an integral part of these combined financial statements.

Subject to the comments in the "Report of Independent Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                         COMBINED STATEMENTS OF INCOME
                  AND RETAINED EARNINGS/(ACCUMULATED DEFICIT)
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------

                                                                                         Specialized
                                              Hudson           West          Frank         Recycling
                                              Jersey          Milford       Stamato      Technologies,                   Combined
                                          Sanitation Co.   Haulage, Inc.      & Co.          Inc.       Eliminations      Totals
                                         ---------------   -------------  -------------- -------------  ------------   ------------
Revenues                                  $15,246,384.      $ 9,259,856.  $     1,800.    $       -      $      -      $24,508,040

Cost of Revenues                            8,937,032.        8,062,835.       32,689.            -             -       17,032,556

Selling, General and Administrative
 Expenses                                   2,450,271.          253,345.       47,635.           375.           -        2,751,626

Depreciation and Amortization Expense       1,365,438.          404,756.       39,267.            -             -        1,809,461
                                         -------------     -------------  -------------- -------------  ------------   ------------

Operating Income                            2,493,643.          538,920.     (117,791.)         (375.)          -        2,914,397

Other Income                                  286,700.          (24,625.)      30,000.            -             -          292,075

Interest Expense, Net                        (393,744.)        (133,359.)          -              -             -         (527,103)

Income Tax (Expense) Benefit                  (65,918.)          (9,488.)       6,840.          (200.)          -          (68,766.)
                                         -------------     -------------  -------------- -------------  ------------   ------------

Net Income (Loss)                           2,320,681.          371,448.      (80,951.)         (575.)          -        2,610,603.
Retained Earnings/(Accumulated Deficit)-
                      January 1, 1997       2,917,783.        1,360,541.      334,912.          (574.)          -        4,612,662.
Unrealized Gain on Investments (Note 2)            -                456.           -              -             -              456.
                                         -------------     -------------  -------------- -------------  ------------   ------------
Retained Earnings Available for Dividends   5,238,464.        1,732,445.      253,961.        (1,149.)          -        7,223,721.
Less: Dividends                             1,486,771.           40,000.           -              -             -        1,526,771.
                                         -------------     -------------  -------------- -------------  ------------   ------------
RETAINED EARNINGS/(ACCUMULATED DEFICIT) -
                     DECEMBER 31, 1997    $ 3,751,693.     $  1,692,445.  $   253,961.   $    (1,149.)   $      -      $ 5,696,950.
                                         =============     =============  ============== =============  =============  ============

The accompanying notes are an integral part of these financial statements.

Subject to the comments in the "Report of Independent Certified Public
   Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                         COMBINED STATEMENTS OF INCOME

              AND RETAINED EARNINGS/(ACCUMULATED DEFICIT)(CONT.)

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                     ------------------------------------

                                              Hudson           West
                                              Jersey          Milford
                                          Sanitation Co.   Haulage, Inc.
                                          --------------   -------------
Revenues                                  $12,178,081.     $ 9,427,618.

Cost of Revenues                            7,897,108.       8,128,304.

Selling, General and Administrative
  Expenses                                  2,013,129.         900,072.

Depreciation and Amortization Expense       1,085,076.         340,445.
                                          ------------     ------------

Operating Income                            1,182,768.          58,797.

Other Income                                  211,666.         (24,121.)

Interest Expense, Net                        (229,848.)        (78,238.)

Income Tax (Expense) Benefit                  (34,285.)         (6,760.)
                                          ------------     ------------

Net Income (Loss)                           1,130,301.         (50,322.)
Retained Earnings/(Accumulated Deficit)-
                       January 1, 1996      1,987,482.       1,410,898.
Unrealized (Loss)on Investments (Note 2)            -              (35.)
                                          ------------     ------------

Retained Earnings Available for Dividends   3,117,783.       1,360,541.
Less: Dividends                               200,000.              -
                                          ------------     ------------

RETAINED EARNINGS/(ACCUMULATED DEFICIT) -
                     DECEMBER 31, 1996    $ 2,917,783.     $ 1,360,541.
                                          ============     ============

The accompanying notes are an integral part of these financial statements.

Subject to the comments in the "Report of Independent
   Certified Public Accountants".

                    Specialized
      Frank          Recycling
     Stamato       Technologies,                    Combined
      & Co.             Inc.       Eliminations      Totals
   ------------     -------------  ------------   -------------
   $ 19,500.        $ 176.         $(130,000)     $21,495,375.

     45,290.           40.          (130,000)      15,940,742.

    104,966.          375.                -         3,018,542.

     35,844.            -                 -         1,461,365.
   -----------     -------------  ------------    -------------

   (166,600.)        (239.)               -         1,074,726.

          -             -                 -           187,545.

          -             -                 -          (308,086.)

     20,784.         (150.)               -           (20,411.)
   -----------     -------------  ------------    -------------
   (145,816.)        (389.)               -             933,774.

    480,728.         (185.)               -           3,878,923.

          -             -                 -                 (35.)
   -----------     -------------  ------------    -------------
    334,912.         (574.)               -           4,812,662.
          -             -                 -             200,000.
   -----------     -------------  ------------    -------------

   $334,912.        $(574.)       $       -       $   4,612,662.
   ===========     =============  ============    ==============

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                       COMBINED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------

                                                                                            Specialized
                                            Hudson            West           Frank           Recycling
                                            Jersey           Milford        Stamato        Technologies,                  Combined
                                        Sanitation Co.    Haulage, Inc.      & Co.             Inc.       Eliminations     Totals
                                        --------------    -------------  ------------      -------------  ------------  ------------
Operating Activities:
   Net Income (Loss)                       $ 2,320,681.   $ 371,448.     $ (80,951.)       $  (575.)       $       -   $ 2,610,603.

Adjustments to Reconcile Net Income
    (Loss) to Net Cash Provided (Used)
    by Operating Activities:
      Depreciation and Amortization          1,365,438.     404,756.        39,267.              -                 -     1,809,461.
      (Gain) on Sale of Fixed Assets          (344,200.)    (43,470.)      (30,000.)             -                 -      (417,670.)
      Unearned Income                          (24,488.)           -             -               -                 -       (24,488.)
      Covenant Not to Compete                         -      20,000.             -               -                 -        20,000.
    Changes in Operating Assets and
         Liabilities:
       Accounts Receivable                    (253,867.)    153,143.             -               -                 -      (100,724.)
       Prepaid Landfill Fees                   (47,469.)    (11,510.)            -               -                 -       (58,979.)
       Prepaid Legal Fees                       75,000.            -             -               -                 -        75,000.
       Prepaid Insurance and Bonds               6,121.      14,958.             -               -                 -        21,079.
       Prepaid Taxes and License Plates         16,080.            -             -               -                 -        16,080.
       Prepaid NJ Corporation Tax               31,254.      17,850.           200.              -                 -        49,304.
       Accounts Payable                         10,931.    (122,553.)            -               -                 -      (111,622.)
       Accrued Wages Payable                    22,330.       9,351.             -               -                 -        31,681.
       Accrued Expenses                         (8,162.)     (1,576.)            -               -                 -        (9,738.)
       Payroll Taxes Payable                   (40,153.)      2,894.             -               -                 -       (37,259.)
       Union Benefits Payable                         -     (22,074.)            -               -                 -       (22,074.)
       NJ Corporation Tax Payable               35,030.         200.             -               -                 -        35,230.
       Deferred Taxes                           20,685.       8,180.        (7,040.)             -                 -        21,825.
                                            -----------   ----------     ------------      -------------  ------------  ------------

   Net Cash Provided (Used) by              $3,185,211.   $ 801,597.     $ (78,524.)       $  (575.)       $       -   $ 3,907,709.
          Operating Activities              ===========   ==========     ============      =============  ============  ============
         \

(Carried Forward to Page 10)

The accompanying notes are an integral part of these combined financial statements.

Subject to the comments in the "Report of Independent
   Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                   COMBINED STATEMENTS OF CASH FLOWS (CONT.)
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------

                                                                                        Specialized
                                              Hudson           West         Frank        Recycling
                                              Jersey          Milford      Stamato      Technologies,                    Combined
                                          Sanitation Co.   Haulage, Inc     & Co.           Inc.        Eliminations       Totals
                                          -------------   ------------  -----------    -------------    ------------   ------------

Net Cash Provided (Used) by                $ 3,185,211.   $ 801,597.    $  (78,524.)    $   (575.)       $       -      $3,907,709.
   Operating Activities                    ------------   ----------    -----------     ---------        -----------    -----------
(Carried Forward from Page 9)

Investing Activities:

 Acquisitions of Fixed Assets                 (430,389.)   (127,946.)            -             -                 -        (558,335.)

 Collections of Loans Receivable                     -            -         48,200.            -                 -          48,200.
 Issuances of Loan Receivable                     (813.)    (10,450.)       (8,525.)           -                 -         (19,788.)

 Issuances of Project Development
                            Costs                    -            -              -           (66.)               -             (66.)

 Payments of Covenant Not to Compete                 -      (20,000.)            -             -                 -         (20,000.)

 Collections of Employee Loans
                    Receivable                     625.           -          3,400.            -                 -           4,025.
 Investments in Cash Surrender Value
    of Officers' Life Insurance                      -      (10,385.)            -             -                 -         (10,385.)

 Proceeds from Sale of Fixed Assets            344,200.      43,470.        30,000.            -                 -         417,670.
 Refunds of Security Deposits                      650.       1,400.             -             -                 -           2,050.
                                           ------------   ----------   ------------     ---------        ----------     ------------
  Net Cash (Used) Provided by
     Investing Activities                      (85,727.)   (123,911.)       73,075.          (66.)               -        (136,629.)

                                           ------------   ----------   ------------     ---------        ----------     ------------

Financing Activities:

 Principal Repayment on Loan                         -      (48,200.)            -             -                 -         (48,200.)

 Proceeds from Notes Payable                   133,358.           -              -             -                 -         133,358.
 Principal Repayments of Notes Payable      (1,280,181.)   (378,539.)            -             -                 -      (1,658,720.)

 Proceeds from Loans Payable                         -            -              -           441.                -             441.
 Payments of Dividends                      (1,486,771.)    (40,000.)            -             -                 -      (1,526,771.)

                                           ------------   ----------    -----------      --------        ----------    ------------
   Net Cash (Used) Provided by
     Financing Activities                   (2,633,594.)   (466,739.)            -           441.                -      (3,099,892.)

                                           ------------   ----------    -----------      --------        ----------    ------------

NET INCREASE (DECREASE) IN CASH FOR THE
        YEAR                                   465,890.     210,947.        (5,449.)        (200.)               -         671,188.
Cash - January 1, 1997                         258,434.       2,673.         9,583.          201.                -         270,891.
                                           ------------   ----------    -----------     ---------        ----------    ------------
CASH - DECEMBER 31, 1997                   $   724,324.   $ 213,620.    $    4,134.     $      1.        $       -      $  942,079.

                                           ============   ==========    ===========     =========        ==========    ============

The accompanying notes are an integral part of these combined financial statements.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                       COMBINED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                     ------------------------------------

                                                                                           Specialized
                                                 Hudson            West          Frank      Recycling
                                                 Jersey           Milford        Stamato   Technologies,                   Combined
                                             Sanitation Co.    Haulage, Inc.      & Co.        Inc.        Eliminations      Totals
                                             --------------    -------------   ----------- -------------   ------------    --------
Operating Activities:
   Net Income (Loss)                            $1,130,301.   $ (50,322.)       $(145,816.)   $    (389.)  $       -      $933,774.

   Adjustments to Reconcile Net Income
    (Loss) to Net Cash Provided (Used)
    by Operating Activities:
      Depreciation and Amortization              1,085,076.     340,445.           35,844.            -            -     1,461,365.
      (Gain) on Sale of Fixed Assets              (211,666.)          -                 -             -            -      (211,666.)

      Unearned Income                              233,296.           -                 -             -            -       233,296.
      Covenant Not to Compete                            -       20,000.                -             -            -        20,000.
    Changes in Operating Assets and
                       Liabilities:
       Accounts Receivable                        (573,653.)   (394,707.)         110,166.            -            -      (858,194.)

       Prepaid Landfill Fees                        (6,694.)     19,705.                -             -            -        13,011.
       Prepaid Insurance and Bonds                 (84,759.)      8,878.                -             -            -       (75,881.)

       Prepaid Taxes and License Plates            (26,035.)          -                 -             -            -       (26,035.)

       Federal Income Tax Refund Receivable              -            -            39,341.            -            -        39,341.
       Prepaid Federal Income Tax                        -            -            22,000.            -            -        22,000.
       Prepaid NJ Corporation Tax                   10,046.     (17,850.)           9,500.            -            -         1,696.
       Accounts Payable                            166,671.     155,377.           (1,000.)           -            -       321,048.
       Accrued Wages Payable                       (41,511.)    (18,445.)               -             -            -       (59,956.)

       Accrued Expenses                            (97,596.)    (22,450.)               -             -            -      (120,046.)

       Payroll Taxes Payable                        21,430.      16,956.           (1,355.)           -            -        37,031.
       Union Benefits Payable                            -       21,924.                -             -            -        21,924.
       NJ Corporation Tax Payable                        -       (2,113.)               -             -            -        (2,113.)

       Deferred Federal Income Tax                  23,935.       6,610.          (20,934.)           -            -         9,611.

                                                -----------   ----------        ----------      --------   ---------    -----------
    Net Cash Provided (Used) by
          Operating Activities                  $1,628,841.   $  84,008.        $  47,746.      $  (389.)  $       -    $1,760,206.
                                                ===========   ==========        ==========      ========   =========    ===========
(Carried Forward to Page 12)

The accompanying notes are an integral part of these combined financial statements.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                   COMBINED STATEMENTS OF CASH FLOWS (CONT.)
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                     ------------------------------------


                                                                                          Specialized
                                              Hudson           West           Frank        Recycling
                                              Jersey          Milford        Stamato     Technologies,                  Combined
                                          Sanitation Co.   Haulage, Inc.      & Co.          Inc.        Eliminations    Totals
                                          --------------   -------------    ---------    -------------   ------------   --------
  Net Cash Provided (Used) by
       Operating Activities               $  1,628,841.     $    84,008.    $  47,746.     $  (389.)      $       -  $ 1,760,206.
                                          -------------     ------------    ----------      --------      ---------  -----------
(Carried Forward from Page 11)

Investing Activities:
  Acquisitions of Fixed Assets              (5,102,892.)     (1,783,243.)           -            -                -   (6,886,135.)
  Collections of Loans Receivable                    -           17,905.            -       (16,456.)             -        1,449.
  Issuances of Loans Receivable                 (6,490.)              -       (42,008.)      17,006.              -      (31,492.)
  Payments of Covenant Not to Compete                -          (20,000.)           -             -               -      (20,000.)
  Issuances of Employee Loans
                      Receivable                   (25.)              -             -             -               -          (25.)
  Collections of Employee Loans
                      Receivable                     -                -           300.            -               -          300.
  Payment on Deposit on Potential
                      Acquisition                    -           75,000.            -             -               -       75,000
  Collections of Miscellaneous
                      Receivable                     -           (3,000.)           -             -               -       (3,000.)
  Collections of Security Deposits                   -              816.            -             -               -          816.
  Investments in Cash Surrender Value
          of Officers' Life Insurance                -           (7,879.)                                                 (7,879.)
  Proceeds from Sale of Fixed Assets           267,500.               -             -             -               -      267,500.
                                          -------------     ------------  -----------     ---------     -----------  -----------
    Net Cash (Used) Provided by
       Investing Activities                 (4,841,907.)     (1,720,401.)     (41,708.)         550.              -   (6,603,466.)
                                          -------------     ------------  -----------     ---------     -----------  -----------


Financing Activities:
  Proceeds from Notes Payable                4,593,054.       1,622,905.            -             -               -    6,215,959.
  Principal Repayments of Notes Payable       (926,974.)       (245,760.)           -             -               -   (1,172,734.)
  Proceeds from Loans Payable                        -           51,400.            -             -               -       51,400.
  Principal Repayment of Obligation
     Under Capitalized Lease                         -           (4,591.)           -             -               -       (4,591.)
  Payments of Dividends                       (200,000.)              -             -             -               -     (200,000.)
                                          -------------     ------------  -----------     ---------     -----------  -----------

     Net Cash Provided by Financing
          Activities                         3,466,080.       1,423,954.            -             -               -    4,890,034.
                                          -------------     -----------   -----------     ---------     -----------  -----------

NET INCREASE (DECREASE) IN CASH FOR THE
                                   YEAR        253,014.        (212,439.)       6,038.          161.              -       46,774.
Cash - January 1, 1996                           5,420.         215,112.        3,545.           40.              -      224,117.
                                          -------------     -----------   -----------     ---------     -----------  -----------

CASH - DECEMBER 31, 1996                   $   258,434.     $     2,673.    $   9,583.    $     201.              -  $   270,891.
                                          =============     ============  ===========     =========     ===========  ===========



The accompanying notes are an integral part of these combined financial statements.


Subject to the comments in the "Report of Independent
    Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------



NOTE 1 - NATURE OF OPERATIONS AND CONCENTRATIONS OF CREDIT RISK



Hudson Jersey Sanitation Co. and West Milford Haulage, Inc., companies are solid waste contractors with various municipal contracts in northern New Jersey. These contracts expire at different intervals and may or may not be renewed.



Frank Stamato & Co. maintains a solid waste license. During 1996, the company stopped bidding on municipal contracts and is currently inactive.



Specialized Recycling Technologies, Inc., is a corporation established to pursue a license to construct a recycling facility on land owned by Frank Stamato & Co. Though initially rejected by the local planning Board, they were successful in overturning the decision in Superior Court.



The company maintains cash balances in excess of $100,000 at a commercial bank.
   The accounts at the bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL
   STATEMENTS:


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ for those estimates.


ALLOWANCE FOR DOUBTFUL ACCOUNTS:

HUDSON JERSEY SANITATION CO.


The company has established an allowance of $50,000 as of December 31, 1997, resulting in a bad debts expense of $50,000 for the year ended December 31, 1997.

   At December 31, 1996, an allowance for doubtful accounts has not been established since all accounts receivable are deemed to be collectible.

Subject to the comments in the "Report of Independent Certified Public
   Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

WEST MILFORD HAULAGE, INC.

The company has established an allowance of $80,000 as of December 31, 1997, resulting in a bad debts expense of $80,000 for the year ended December 31, 1997.

     At December 31, 1996, an allowance for doubtful accounts has not been established since all accounts receivable are deemed to be collectible.

INVESTMENTS:

WEST MILFORD HAULAGE, INC.

The company's investments in marketable equity securities are held for an indefinite period and thus are classified as available for sale. Unrealized holding (loss)/gain on such securities, which were (subtracted)/added from stockholders' equity during 1997 and 1996 was $456 and $(35), respectively.

     The company's securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.

     Securities investments that the company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investment and other assets. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale securities are recorded at fair value as investment on the balance sheet, with the change in fair value during the period excluded from earnings and recorded as a separate component of equity.

FIXED ASSETS:

Fixed Assets are stated on the basis of cost. The companies provide depreciation over the estimated useful lives of assets using straight line method for property and equipment and the straight-line method for buildings and improvements. The estimated useful lives are five to 39 years for buildings and improvements, three to ten years for vehicles, machinery and equipment, twelve years for containers and three to five years for furniture and fixtures.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

                   NOTES TO THE FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

     When assets are retired or otherwise disposed of in the normal course of business, the assets and related accumulated depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged to expense or credited to income.

INCOME TAXES:

Federal and state income taxes are computed each year in accord-ance with applicable tax laws.

Federal Income Tax - In January of 1966, the stockholders of Hudson Jersey
     Sanitation Co. elected to be taxed as a subchapter "S" corporation. Under this election, the corporation merely acts as a conduit and all income and related credits flow through the corporation and are taxed directly to the stockholders based on their ownership of the corporate stock.

State Income Tax - On April 7, 1994, the stockholders of Hudson Jersey
     Sanitation Co. elected to have the corporation taxed as a subchapter "S" corporation. Under this election, as with the federal election, all income and expenses are taxed to the stockholders based on their ownership of the corporate stock. In addition, the state applies a fixed tax rate based on the taxable income or a minimum tax for taxable losses.

At December 31, 1995, Frank Stamato & Co. incurred a taxable loss of $196,612 which was carried back to apply for refunds from taxes paid in 1992, 1993 and 1994. The refund shown on these financial statements was collected during 1996. At December 31,1997, the company has unused net operating losses carryforward as follows:

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

                     FEDERAL               STATE
              -------------------   -------------------
Year End       NOL        Expires      NOL      Expires
--------       ---        -------      ---      -------
12-31-95      $  4,486.  12-31-15   $186,257.  12-31-02
12-31-96        53,824.  12-31-16     53,674.  12-31-03
12-31-97        70,396.  12-31-17     70,196.  12-31-04
              --------              --------
              $128,706.             $310,127.
              ========              ========

SPECIALIZED RECYCLING TECHNOLOGIES, INC.

At December 31, 1997, Specialized Recycling Technologies, Inc., had unused net operating losses carryforward as follows:

                  FEDERAL               STATE
              ---------------     ----------------
Year End      NOL     Expires     NOL      Expires
--------      ---     -------     ---      -------
12-31-94      $  45.  12-31-14    $   20.  12-31-01
12-31-95        140.  12-31-10        40.  12-31-02
12-31-96        389.  12-31-11       239.  12-31-03
              -----               ------
               $574.              $  299.
              =====               ======

ADVERTISING AND PROMOTION COSTS:

Advertising and Promotion Costs are charged to operations when incurred. For the years ended December 31, 1997 and 1996, Hudson Jersey Sanitation Co. had $308,341 and $267,160, respectively, and West Milford Haulage, inc., had $12,552 and $37,091, respectively, of advertising charged to operations.

NOTE 3 - NOTES PAYABLE AND INTEREST EXPENSE

HUDSON JERSEY SANITATION CO.

At December 31, 1997, the company had an outstanding note payable to Valley
     National Bank in the amount of $392,500. Of this amount, $190,000 was considered current and $202,500 was considered long term. This note was originally drawn on December 8, 1994, in the amount of $320,750 with additional amounts drawn in December, 1994, of $242,648 and in 1995 of $386,602. The total amount drawn on this note was $950,000. The note

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 3 - NOTES PAYABLE AND INTEREST EXPENSE (CONT.)

     bears an interest rate of prime and is due on March 8, 2000. During the year, interest of $42,294 was expensed. This note is secured by equipment.

     At December 31, 1996, the company had an outstanding note payable to Valley National Bank in the amount of $582,500. Of this amount, $190,000 was considered current and $392,500 was considered long term. During the year, interest of $60,222 was expensed.

At December 31, 1997, the company had an outstanding note payable to Caterpillar
     Financial Services Corporation in the amount of $68,727. The entire amount is considered current. The note was originally drawn in December of 1994 in the amount of $242,322 for 48 months with an interest rate of $8.75% and a monthly payment of $6,003. During the year, interest of $9,048 was expensed. The note is secured by equipment.

     At December 31, 1996, the company had an outstanding note payable to Caterpillar Financial Service Corporation in the amount of $131,709. Of this amount, $62,982 was considered current and $68,727 was considered long term. During the year, interest of $14,312 was expensed.

At December 31, 1997, the company had an available line of credit of $200,000 with Valley National Bank. Of this amount, $106,000 of the line had been borrowed and was considered current. The line of credit bears an interest rate at prime. During the year, interest of $1,370 was expensed. This note is secured by the personal guarantees of the officers and stockholders.

     At December 31, 1996, the company had an available line of credit of $200,000 with Valley National Bank. Of this amount, $40,000 of the line had been borrowed and was considered current. The line bears an interest rate at prime. During the year, interest of $4,924 was expensed.

At December 31, 1997, the company had an outstanding note payable to Valley
     National Bank in the amount of $72,333. Of this amount, $28,000 was considered current and $44,333 was considered long term. The note was originally drawn on July 28, 1995, in the amount of $140,000 for 60 months with an interest rate of prime and a monthly principal payment of $2,333. During the year interest of $7,481 was expensed. The note is secured by a 1995 White truck.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 3 - NOTES PAYABLE AND INTEREST EXPENSE (CONT.)

     At December 31, 1996, the company had an outstanding note payable to Valley National Bank in the amount of $100,333. Of this amount, $28,000 was considered current and $72,333 was considered long term. During the year, interest of $9,716 was expensed.

At December 31, 1997, the company had an outstanding note payable to The CIT
     Group in the amount of $99,821. Of this amount, $47,805 was considered current and $52,016 was considered long term. The note was originally drawn on December 26, 1994, in the amount of $221,250 for 60 months with an interest rate of 8.47% and a monthly payment of $4,536. During the year, interest of $10,496 was expensed. The note is secured by machinery and equipment.

     At December 31, 1996, the company had an outstanding note payable to The CIT Group in the amount of $143,757. Of this amount, $43,937 was considered current and $99,820 was considered long term. During the year, interest of $14,051 was expensed.

At December 31, 1997, the company had an outstanding note payable to Valley National Bank in the amount of $215,333. Of this amount, $76,000 was considered current and $139,333 was considered long term. The note was originally drawn on October 25, 1995, in the amount of $380,000 for 60 months with an interest rate of prime and a monthly principal payment of $6,333. During the year, interest of $21,932 was expensed.

     At December 31, 1996, the company had an outstanding note payable to Valley National Bank in the amount of $291,333. Of this amount, $76,000 was considered current and $215,333 was considered long term. During the year, interest of $27,978 was expensed.

At December 31, 1997, the company had an outstanding note payable to The CIT
     Group in the amount of $79,490. Of this amount, $36,775 was considered current and $42,715 was considered long term. The note was originally drawn on December 26, 1996, in the amount of $120,200 for 36 months with an interest rate of 6.56% and monthly payments of $3,687. During the year, interest of $7,226 expensed. The note is secured by equipment.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 3 - NOTES PAYABLE AND INTEREST EXPENSE (CONT.)

     At December 31, 1996, the company had an outstanding note payable to The CIT Group in the amount of $120,200. Of this amount, $37,475 was considered current and $82,725 was considered long term. During the year, there was no interest expensed.

At December 31, 1997, the company had an outstanding note payable to Valley
     National Bank in the amount of $937,758. Of this amount, $207,753 was considered current and $730,005 was considered long term. The note was originally drawn on November 27, 1996, in the amount of $1,128,900 for 60 months with an interest rate of 7.75% and monthly payments of $22,755. During the year, interest of $81,920 was expensed. The note is secured by ten Mack trucks.

     At December 31, 1996, the company had an outstanding note payable to Valley National Bank in the amount of $1,128,900. Of this amount, $192,308 was considered current and $936,592 was considered long term. During the year, there was no interest expensed.

At December 31, 1997, the company had an outstanding note payable to Valley
     National Bank in the amount of $114,385. Of this amount, $25,341 was considered current and $89,044 was considered long term. The note was originally drawn on December 19, 1996, in the amount of $137,700 for 60 months with an interest rate of 7.75 and monthly payments of $2,776. During the year, interest of $9,992 was expensed. The note is secured by equipment.

     At December 31, 1996, the company had an outstanding note payable to Valley National Bank in the amount of $137,700. Of this amount, $23,457 was considered current and $114,243 was considered long term. During the year, there was no interest expensed.

At December 31, 1997, the company had an outstanding note payable to The CIT
     Group in the amount of $26,041. Of this amount, $12,495 was considered current and $13,546 was considered long term. The note was originally drawn on January 24, 1996, in the amount of $48,200 for 48 months with an interest rate of 8.10% and monthly payments of $1,179. During the year, interest of $2,621 was expensed. The note is secured by equipment.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 3 - NOTES PAYABLE AND INTEREST EXPENSE (CONT.)

     At December 31, 1996, the company had an outstanding note payable to The CIT Group in the amount of $37,568. Of this amount, $11,526 was considered current and $26,042 was considered long term. During the year, interest of $3,515 was expensed.

At December 31, 1997, the company had an outstanding note payable to The CIT
     Group in the amount of $59,487. Of this amount, $28,543 was considered current and $30,944 was considered long term. The note was originally drawn on January 17, 1996, in the amount of $110,100 for 48 months with an interest rate of 8.10% and monthly payments of $2,693. During the year, interest of $5,991 was expensed. The note is secured by equipment.

     At December 31, 1996, the company had an outstanding note payable to The CIT Group in the amount of $85,815. Of this amount, $26,328 was considered current and $59,487 was considered long term. During the year, interest of $8,034 was expensed.

At December 31, 1997, the company had an outstanding note payable to Associates
     Commercial, in the amount of $382,426. Of this amount, $81,300 was considered current and $301,126 was considered long term. The note was originally drawn on October 1, 1996, in the amount of $474,708 for 60 months with an interest rate of 7.85% and monthly payments of $9,654. During the year, interest of $36,644 was expensed. The note is secured by Mack trucks.

     At December 31, 1996, the company had an outstanding note payable to Associates Commercial, in the amount of $471,284. Of this amount, $81,753 was considered current and $389,531 was considered long term. During the year, interest of $6,231 was expensed.

At December 31, 1997, the company had an outstanding note payable to Associates
     Commercial, in the amount of $1,252,460. Of this amount, $295,632 was considered current and $956,828 was considered long term. The note was originally issued July 1, 1996, in the amount of $1,692,738 for 60 months with an interest rate of 7.85% and monthly payments of $34,201. During the year, interest of $121,500 was expensed. The note is secured by Mack trucks.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
               ------------------------------------------------


NOTE 3 - NOTES PAYABLE AND INTEREST EXPENSE (CONT.)

     At December 31, 1996, the company had an outstanding note payable to Associates Commercial, in the amount of $1,575,576. Of this amount, $297,277 was considered current and $1,278,299 was considered long term. During the year, interest of $53,844 was expensed.

At December 31, 1997, the company had an outstanding note payable to Associates
     Commercial in the amount of $696,073. Of this amount, $151,786 was considered current and $544,287 was considered long term. The note was originally issued on September 4, 1996, in the amount of $880,508 for 60 months with an interest rate of 7.85% and monthly payments of $17,907. During the year, interest of $66,891 was expensed. The note is secured by Leach Bodies.

     At December 31, 1996, the company had an outstanding note payable to Associates Commercial in the amount of $861,970. Of this amount, $152,630 was considered current and $709,340 was considered long term. During the year, interest of $17,276 was expensed.

At December 31, 1997, the company had an outstanding note payable to Valley
     National Bank in the amount of $58,988. Of this amount, $12,044 was considered current and $46,944 was considered long term. The note was originally drawn on March 12, 1997, in the amount of $67,358 for 60 months with an interest rate of 7.75%. During the year, interest of $3,772 was expensed.

During 1996, interest of $10,513 was expensed on a note with Valley National
     Bank, which was repaid during the year.

The future minimum note payments are as follows:

          1998                          $   1,368,201.
          1999                              1,319,768.
          2000                              1,050,583.
          2001                                818,578.
          2002                                  4,692.
                                        -------------
                                        $   4,561,822.
                                        =============

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 3 - NOTES PAYABLE AND INTEREST EXPENSE (CONT.)

WEST MILFORD HAULAGE, INC.

At December 31, 1997, the company had an outstanding note payable to Frank
     Fenimore, Inc., in the amount of $122,130. Of this amount, $30,235 is considered current and $91,895 is considered long term. The note was originally drawn on July 16, 1991, in the amount of $263,139 for 120 months with monthly payments of $3,333 including interest at 9%. During the year, interest of $12,358 was expensed. This note is secured personally by the stockholders of the company.

     At December 31, 1996, the company had an outstanding note payable to Frank Fenimore, Inc., in the amount of $149,772. Of this amount, $27,642 was considered current and $122,130 was considered long term. During the year, interest of $14,728 was expensed.

At December 31, 1997, the company had an outstanding note payable to Valley
     National Bank in the amount of $95,000. Of this amount, $60,000 is considered current and $35,000 is considered long term. This note was originally drawn on July 20, 1994, in the amount of $300,000, payable in 60 monthly principal payments of $5,000 plus interest. The interest rate is based on Valley National Bank's prime rate. During the year, interest of $10,892 was expensed. This note is secured by equipment.

     At December 31, 1996, the company had an outstanding note payable to Valley National Bank in the amount of $155,000. Of this amount, $60,000 was considered current and $95,000 was considered long term. During the year, interest of $15,800 was expensed.

At December 31, 1997 and 1996, the company had an available line of credit of $100,000 with Valley National Bank which was unused. The line of credit bears an interest rate of prime. During 1996, interest of $2,019 was expensed. The line is secured by the stockholders of the company.

At December 31, 1997, the company had an outstanding note payable to The CIT
     Group in the amount of $61,200. Of this amount $28,093 was considered current and $33,107 was considered long term. The note was originally drawn in January 1996, in the amount of $109,100 for 48 months with an interest rate of 8%. During the year, interest of $6,108 was expensed. The note is secured by machinery.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 3 - NOTES PAYABLE AND INTEREST EXPENSE (CONT.)

     At December 31, 1996, the company had an outstanding note payable to The CIT Group in the amount of $87,114. Of this amount $25,915 was considered current and $61,199 was considered long term. During the year, interest of $7,369 was expensed.

At December 31, 1997, the company had an outstanding note payable to Associates Commercial Corp., in the amount of $582,675. Of this amount, $142,715 was considered current and $439,960 was considered long term. The note was originally drawn in July 1996, in the amount of $751,480 for 60 months with an interest rate of 7.85%. During the year, interest of $51,419 was expensed. The note is secured by equipment.

     At December 31, 1996, the company had an outstanding note payable to Associates Commercial Corp., in the amount of $714,649. Of this amount, $131,974 was considered current and $582,675 was considered long term. During the year, interest of $24,301 was expensed.

At December 31, 1997, the company had an outstanding note payable to Associates
     Commercial Corp., in the amount of $602,644. Of this amount, $143,834 was considered current and $458,810 was considered long term. The note was originally drawn in September 1996, in the amount of $762,325 for 60 months with an interest rate of 7.85%. During the year interest of $53,031 was expensed. The note is secured by equipment.

     At December 31, 1996, the company had an outstanding note payable to Associates Commercial Corp., in the amount of $735,653. Of this amount, $133,009 was considered current and $602,644 was considered long term. During the year interest of $19,839 was expensed.

The future maturities for the next four years are as follows:

           1998                            $    404,877.
           1999                                 408,396.
           2000                                 373,914.
           2001                                 276,462.
                                           ------------
                                           $  1,463,649.
                                           ============

Miscellaneous interest of $3,590 and $61 was expensed during 1997 and 1996, respectively.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 4 - LOANS RECEIVABLE

At December 31, 1997, Hudson Jersey Sanitation Co. had loans receivable from its sister companies, Hampton Roads Environmental Group, Inc., and Progressive Waste and Recycling Technologies, Inc., in the amount of $1,115 and $6,188, respectively. No loan repayment schedule or interest rate has been established. The loans will be repaid was cash flow allows.

     At December 31, 1996, Hudson Jersey Sanitation Co. had loans receivable from its sister companies, Hampton Roads Environmental Group, Inc., and Progressive Waste and Recycling Technologies, Inc., in the amount of $755 and $5,735, respectively. No loan repayment schedule or interest rate has been established. The loans will be repaid as cash flow allows.

At December 31, 1997, West Milford Haulage, Inc., had loans receivable from its sister companies, Patience, Inc.; S&H Trucking, Inc., and 164 Grand St. in the amounts of $14,022, $2,500 and $1,500, respectively. No loan repayment schedules or interest rates have been established. The loans will be repaid as cash flow allows.

     At December 31, 1996, West Milford Haulage, Inc., had loans receivable from its sister companies, Patience, Inc., and S&H Trucking, Inc., in the amounts of $6,638 and $1,000, respectively. No loan repayment schedules or interest rates have been established. The loans will be repaid as cash flow allows.

At December 31, 1997 and 1996, Frank Stamato & Co. had outstanding loans receivable due from the following related companies:

                                                1997        1996
                                                ----        ----

     Patience, Inc.                          $ 24,552.    $ 24,552.
     S & H Trucking Corp.                      11,675.       7,425.
     S & H Leasing, Inc.                        3,350.       2,850.
                                             --------     --------
                                             $ 39,577.    $ 34,827.
                                             ========     ========

     All amounts are considered current. No loan repayment schedules or interest rates have been established.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 5 - RENT EXPENSE

Hudson Jersey Sanitation Co. leases three locations for their operations. The locations, term of leases and annual lease payments are as follows:

                                                  Annual
       Location                Terms          Lease Payments
       --------                -----          --------------

     Little Falls, NJ
      Office Rent             Monthly           $   18,511.

     Jersey City, NJ
      Yard Rent          11/1/95 - 10/31/00         90,000.

     Paterson, NJ
      Yard Rent               Monthly               47,520.
                                                ----------
                                                $  156,031.
                                                ==========


The future minimum lease payments are as follows:

          1998                    $   90,000.
          1999                        90,000.
          2000                        75,000.
                                  ----------
                                  $  255,000.
                                  ==========

West Milford Haulage, Inc., maintains a lease on a month-to-month basis in the amount of $1,507 per month. Rent of $18,088 and $16,738 was expensed during 1997 and 1996, respectively.


NOTE 6 - CUSTOMER ACCOUNTS PURCHASED AND COVENANT NOT TO COMPETE

On July 16, 1991, the State of New Jersey Board of Public Utilities approved the sale of the assets of Frank Fenimore, Inc., to West Milford Haulage, Inc. The Asset Purchase Agreement consisted of the company's customer accounts, assignment of municipal contracts, and equipment. Customer Accounts Purchased in the amount of $381,729 is being amortized using the straight-line method over 120 months. The amount of amortization for 1997 and 1996 was $38,173. At December 31, 1997 and 1996, Customer Accounts Purchased had a remaining book value of $133,605 and $171,778, respectively.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 6 - CUSTOMER ACCOUNTS PURCHASED AND COVENANT NOT TO COMPETE (CONT.)

     Also included in the agreement is a Covenant Not to Compete for $200,000 payable over 120 months with monthly payments of $1,667. During 1997 and 1996, $20,000 was expensed in each year leaving an unpaid balance of $71,667 and $91,667, respectively.

The future payments for the next five years for the Covenant Not to Compete are as follows:

          1998                 $  20,000.
          1999                    20,000.
          2000                    20,000.
          2001                    11,667.
                               ---------
                               $  71,667.
                               =========


NOTE 7 - OBLIGATION UNDER CAPITALIZED LEASE

West Milford Haualge, Inc., has a capitalized lease with Jack Trebour Leasing for a 1992 Ford truck. The lease period is for 48 months ending in August of 1996. Interest expense on this lease has been capitalized and is amortized over the life of the lease. The lease is secured by the 1992 Ford truck acquired through the lease. During 1996, interest of $1,145 was expensed.


NOTE 8 - CASH SURRENDER VALUE LIFE INSURANCE

West Milford Haulage, Inc., has two (2) life insurance policies outstanding in which management is insured. The face value of these policies is $2,000,000. The cash surrender value of these policies at December 31, 1997, is $49,273. The cash surrender value increased $10,385 from December 31, 1996. In addition, the cash surrender value increase of $10,385 was netted against the premiums of $12,000 resulting in an expense of $1,615. The cash surrender value of these policies at December 31, 1996, was $38,888. The cash surrender value increased $7,879 from December 31, 1995. In addition, the cash surrender value increase of $7,879 was netted against the premiums of $12,000 resulting in an expense of $4,121.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             HUDSON JERSEY SANITATION CO. AND AFFILIATED COMPANIES
             -----------------------------------------------------

              NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONT.)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                ----------------------------------------------


NOTE 9 - DEPOSIT ON POTENTIAL ACQUISITION

At December 31, 1995, West Milford Haulage, Inc., made a deposit of $100,000 in connection with the potential acquisition of a sanitation company located in Northern New Jersey. During 1996, the negotiations terminated and $75,000 was refunded. As of December 31, 1997 and 1996, $25,000 remained due, respectively.


NOTE 10 - RECLASSIFICATION

Certain 1996 expenses have been reclassified to conform with 1997 presentation.


NOTE 11 - COMMON STOCK

At December 31, 1997 and 1996, Hudson Jersey Sanitation Co. had no par value common stock, with 500 shares authorized, issued and outstanding.

At December 31, 1997 and 1996, West Milford Haulage, Inc., had no par value common stock, with 100 shares authorized, issued and outstanding.

At December 31, 1997 and 1996, Frank Stamato & Co. had no par value common stock, with 300 shares authorized, 260 shares issued and outstanding, and 40 shares held in Treasury.

At December 31, 1997 and 1996, Specialized Recycling Technologies, Inc., has no par value common stock, with 1,000 shares authorized and 100 shares issued and outstanding.

Subject to the comments in the "Report of Independent
     Certified Public Accountants".

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED JUNE 30, 1997
                  AND THE SIX MONTHS ENDED DECEMBER 31, 1997

     The following unaudited pro forma consolidated statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 give effect to (i) the acquisition on August 15, 1997 of all the outstanding stock of Harford Disposal, Inc. ("Harford") by Eastern Environmental Services, Inc. (the "Registrant") with immediately thereafter, all of the outstanding stock of Pappy, Inc. being purchased by Harford for total consideration paid by Eastern Environmental Services, Inc. of approximately $12 million. Harford's only activity was the acquisition of Pappy, Inc. and therefore Pappy, as the predecessor company, constitutes the business acquired by the Registrant; (ii) the acquisition on August 20, 1997 of all the outstanding stock of Soil Remediation of Philadelphia, Inc. ("SRP") by the Registrant for consideration consisting of 270,000 unregistered shares of the Registrant's common stock valued at $15.625 per share. Simultaneously, with the closing of the SRP transaction, the Registrant and its wholly owned subsidiary, Eastern Environmental Services, Inc. of Fairless Hill, Inc. ("EESI of Fairless"), entered into an Agreement (the "Fairless Hills Agreement") dated August 20, 1997 with USA Waste Services, Inc. ("USA Waste"), USA Waste of Fairless Hills, Inc. ("USA Fairless"), Clean Soils of Fairless Hills, Inc. ("Clean Soils Fairless") to evidence a transaction under which EESI of Fairless will acquire all stock of Clean Soils Fairless and USA Fairless, two companies under common ownership with SRP by USA Waste. The closing of the acquisition of the stock of Clean Soils Fairless and USA Fairless are pending upon satisfaction of certain normal conditions which the Registrant believes will be resolved; (iii) the acquisition of Pine Grove, Inc. ("Pine Grove") pursuant to the terms of a Stock Purchase Agreement for consideration of $46 million including the assumption of approximately $12 million of debt; (iv) the acquisition of Bluegrass Containment, Inc. ("Bluegrass") pursuant to the terms of a Stock Purchase Agreement dated March 2, 1998, as amended March 9, 1998; and (v) the acquisition of Hudson Jersey Sanitation Co., West Milford Haulage, Inc., Frank Stamato & Company, and Specialized Recycling Technologies, Inc. (collectively, "Stamato Companies" or "Stamato") pursuant to the terms of a Stock Purchase Agreement dated February 5, 1998.

     The following unaudited pro forma consolidated statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 give effect to the aforementioned transactions as if the transactions had occurred on July 1, 1996. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Eastern Environmental Services, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Eastern Environmental Services, Inc. as of June 30, 1997 and for each of the three years in the period then ended as filed in the Company's report on Form 8-K (filed February 27, 1998) and the historical financial statements of the Stamato Companies appearing elsewhere in this filing.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR
                         THE YEAR ENDED JUNE 30, 1997

                                    Eastern
                                 Environmental
                                 Services, Inc.   Pappy, Inc.        SRP       Clean Soils   Pine Grove    Bluegrass    Stamato
                                 --------------   -----------        ---       -----------   ----------    ---------    -------
Revenues                           $96,056,945     $2,803,860    $ 3,649,026    $1,513,224   $14,559,569   $1,469,588   $23,104,053

Cost of revenues                    65,496,657        910,970      6,944,870     1,755,047     9,804,650      917,128    16,438,668

Selling, general and
administrative expenses             15,579,744        430,787        704,137       165,768     1,274,391       93,830     3,310,633

Depreciation and amortization        5,161,549        107,914        975,224       299,068     4,727,837       54,750     1,812,890

Merger Costs                         3,336,792             --             --            --            --           --            --
                                 -------------     ----------    -----------    ----------   -----------   ----------    ----------
Operating income (loss)              6,482,203      1,354,189     (4,975,205)     (706,659)   (1,247,309)     403,880     1,541,862

Interest (expense) income, net      (2,539,931)        13,717             --            --      (151,454)          --      (500,454)

Other income, net                      131,819            552             --            --        58,372       22,705       456,265
                                 -------------     ----------    -----------    ----------    ----------   ----------    ----------
Income (loss) before income taxes    4,074,091      1,368,458     (4,975,205)     (706,659)   (1,340,391)     426,585     1,497,673

Income tax (expense) benefit        (1,606,205)            --      1,990,082       282,664       507,532           --       (49,491)
                                 -------------     ----------    -----------    ----------   -----------   ----------    ----------

Net income (loss)                  $ 2,467,886     $1,368,458    $(2,985,123)   $ (423,995)  $  (832,859)  $  426,585   $ 1,448,182
                                 =============     ==========    ===========    ==========   ===========   ==========    ==========
Net income per share

Weighted average number

    of shares outstanding

                                                                      Pro
                                          Pro Forma                  Forma
                                         Adjustments             Consolidated
                                         -----------            -------------
Revenues                                  $       --            $ 143,156,265

Cost of revenues                                 411   (1)        102,268,401

Selling, general and                                               21,472,372
administrative expenses                      (86,918)  (2)



Depreciation and amortization                745,434   (1)         10,320,501
                                          (1,256,280)  (4)
                                          (2,307,885)  (5)

Merger costs                                      --                3,336,792
                                         -----------             ------------


Operating income (loss)                    2,905,238                5,758,199

Interest (expense) income, net                 9,750   (3)         (5,144,372)
                                          (1,976,000)  (6)



Other income, net                                 --                  669,713
                                         -----------             ------------

Income (loss) before income taxes            938,988                1,283,540


Income tax (expense) benefit              (2,124,328)  (7)           (999,746)
                                         -----------             ------------
Net income (loss)                        $(1,185,340)            $    283,794
                                         ===========             ============
Net income per share                                                    $ .02
                                                                        =====

Weighted average number
    of shares outstanding                                          17,298,287 (8)
                                                                 ============

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
                    INCOME FOR THE YEAR ENDED JUNE 30, 1997

(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pappy had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pappy and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Pappy's prior parent, which were terminated as a result of the purchase transaction.

(3) To eliminate interest expense of $9,750 related to debt of Pappy, Inc. not acquired by the Registrant.

(4) To adjust depreciation and amortization expense for the change in the basis of property, equipment and intangible assets as if the purchase of SRP and Clean Soils had been completed on July 1, 1996 net of historical depreciation and amortization expense of SRP and Clean Soils.

(5) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pine Grove had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pine Grove and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(6) To record additional interest expense of $1,976,000 from borrowings (at the Company's average borrowing rate of 8.5% under the Company's revolving credit facility) of approximately $27 million incurred to consummate the acquisition of Pine Grove, net of historical interest expense of $318,000, excluding interest on debt assumed.

(7) The Company's pro forma effective tax provision is after consideration of state income taxes and federal and state income taxes related to the termination of Sub "S" status of certain companies acquired accounted for as pooling of interests.

(8) For the purposes of determining pro forma earnings per share, the issuance of shares of Common Stock as consideration for the purchase of assets and to reflect the shares issued relating to the mergers, respectively, were considered to have been outstanding from July 1, 1996.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR
                    THE SIX MONTHS ENDED DECEMBER 31, 1997


                                Eastern                                                                                Pro
                             Environmental                    Pine                               Pro Forma            Forma
                             Services, Inc.   Pappy, Inc.     Grove     Bluegrass   Stamato     Adjustments        Consolidated
                             ---------------  -----------     -----     ---------   -------     -----------        -------------
Revenues                        $77,959,150      $197,131  $6,265,436   $1,028,514  $12,609,654   $      --         $98,059,885
Cost of revenues                 49,437,429        92,161   3,424,611      474,353    8,495,737          --          61,924,291
Selling, general and             11,455,113        86,012     386,816       94,899    1,492,529     (10,775)  (2)    13,504,594
administrative expenses
Depreciation and amortization     5,424,432        11,300   2,172,102       24,693      881,223     140,158   (1)     7,696,195
                                                                                                   (957,713)  (4)
Merger costs                      2,725,000            --          --           --           --          --           2,725,000
                                -----------      --------  ----------   ----------   ----------   ---------         -----------
Operating income                  8,917,176         7,658     281,907      434,569    1,740,165     828,330          12,209,805
Interest (expense) income, net     (977,794)        1,109    (109,907)          __     (273,993)      1,197   (3)    (2,000,148)
                                                                                                   (640,760)  (5)
Other income (expense), net         273,564           600       3,421       29,769      (39,750)         --             267,604
                                -----------      --------  ----------   ----------   ----------   ---------         -----------
Income before income taxes        8,212,946         9,367     175,421      464,338    1,426,422     188,767          10,477,261
Income tax (expense)             (3,556,000)           --    (143,105)          --       (8,751)    (68,895)  (6)    (3,776,751)
                                -----------      --------  ----------   ----------   ----------   ---------         -----------
Net income                      $ 4,656,946      $  9,367  $   32,316   $  464,338   $1,417,671   $ 119,872         $ 6,700,510
                                ===========      ========  ==========   ==========   ==========   =========         ===========
Net income per share                                                                                                       $.27
                                                                                                                    ===========
Weighted average number of                                                                                           24,880,876 (7)
                                                                                                                    ===========
shares outstanding

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
               INCOME FOR THE SIX MONTHS ENDED DECEMBER 31, 1997


(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pappy had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pappy and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Pappy's prior parent, which were terminated as a result of the purchase transaction.

(3) To eliminate interest expense of $1,197 related to debt of Pappy, Inc. not acquired by the Registrant.

(4) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pine Grove had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pine Grove and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(5) To record additional interest expense of $640,760 from borrowings (at the Company's average borrowing rate of 7.25% under the Company's revolving credit facility) of approximately $27 million incurred to consummate the acquisition of Pine Grove, net of historical interest expense of $174,865, excluding interest expense on debt assumed.

(6) The Company's pro forma tax provision reflects an effective rate of 44% considering federal and state income taxes and the effect of certain non-deductible costs principally relating to acquisitions consummated.

(7) For the purposes of determining pro forma earnings per share, the issuance of shares of Common Stock as consideration for the purchase of assets and to reflect the shares issued relating to the mergers, respectively, were considered to have been outstanding from July 1, 1997.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997


The following unaudited pro forma consolidated balance sheet at December 31, 1997 gives effect to the (1) acquisition of Bluegrass Containment, Inc. ("Bluegrass") pursuant to the terms of a Stock Purchase Agreement dated March 2, 1998 as amended on March 9, 1998, and (2) the acquisition of Hudson Jersey Sanitation Co., West Milford Haulage, Inc., Frank Stamato & Company, and Specialized Recycling Technologies, Inc. (collectively, "Stamato Companies" or "Stamato") pursuant to the terms of a Stock Purchase Agreement dated February 5,
1998.   The total consideration for the acquisition of Bluegrass consisted of unregistered shares of the Registrant's common stock valued at $24.25 per share and included a base purchase price of $4,100,000 increased for the amount by which the accounts receivable of Bluegrass exceeds accounts payable, closure and post-closure collateral investments and operating cash in excess of $100,000 consideration for the acquisition of the Stamato Companies consisted of 1,386,344 registered shares of the Registrant's common stock valued at $24.125 per share. The above transactions are to be accounted for using the "pooling of interests" method.

The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as filed in the Company's report on Form 8-K
(filed February 27, 1998) and the historical financial statements of the Stamato Companies appearing elsewhere in this filing.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                             Eastern
                                          Environmental                           Pro Forma        Pro Forma
                                         Services, Inc.   Bluegrass     Stamato  Adjustments      As Adjusted
                                         ---------------  ---------- ----------- ------------     -------------
ASSETS
Current assets
 Cash and cash equivalents.............    $  5,231,625   $1,092,195  $  942,079       $ --       $  7,265,899
 Accounts receivable, net of
  allowance............................      21,689,297      335,306   2,336,491                    24,361,094
 Deferred income taxes.................       1,410,000           --          --                     1,410,000
 Prepaid expenses and other current
  assets...............................       3,660,110        5,386     565,281                     4,230,777
                                            -----------    --------- ----------- ------------     ------------
  Total current assets.................      31,991,032    1,432,887   3,843,851                    37,267,770
Net property, plant & equipment........     134,995,731      231,427   8,936,049                   144,163,207
Excess cost over fair market value of
 net assets acquired...................      71,285,712           --          --                    71,285,712
Intangible assets, net.................      14,412,328           --     133,605                    14,545,933
Notes receivable from stockholders /
 officers..............................         432,902           --          --                       432,902
Other assets...........................       3,052,190           --     391,061                     3,443,251
                                           ------------   ---------- ----------- ------------     ------------
  Total assets.........................    $256,169,895   $1,664,314  13,304,566       $ --       $271,138,775
                                           ============   ========== =========== ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Current maturities on long-term
  debt.................................    $  1,235,245          $--  $1,773,078       $ --       $  3,008,323
 Current maturities of obligations
  under capital leases.................       1,238,789           --          --                     1,238,789
Accounts payable.......................       7,439,366      125,036     516,514                     8,080,916
Accrued expenses and other current
 liabilities...........................      12,990,512      327,000     139,624                    13,457,136
Deferred revenue.......................       3,452,693           --     208,808                     3,661,501
Income taxes payable...................          63,446           --      35,230                        98,676
Current portion of accrued landfill
 closure and other environmental
 costs.................................       2,078,000      200,000          --                     2,278,000
                                           ------------   ---------- ----------- ------------     ------------
  Total current liabilities............      28,498,051      652,036   2,673,254                    31,823,341
                                           ------------   ---------- ----------- ------------     ------------
Deferred income taxes..................       2,880,576           --     187,645                     3,068,221
Long-term debt.........................      51,197,650           --   4,252,393                    55,450,043
Capital lease obligations--
 long-term.............................       1,258,993           --          --                     1,258,993
Accrued landfill closure and other
 environmental costs...................      11,318,127      454,517          --                    11,772,644
Other long-term liabilities............      13,221,023           --          --                    13,221,023

Stockholders' equity
 Common stock..........................         229,915      141,000     549,600  (674,755)  (1)       245,760
 Additional paid-in capital............     140,994,498           --          --   619,479   (1)   141,613,977
 Retained earnings (deficit)...........       6,647,321      416,761   5,696,950                    12,761,032
 Less treasury stock at cost--
  39,100 common shares.................         (76,259)          --     (55,276)   55,276   (1)       (76,259)
                                           ------------   ---------- ----------- ------------     ------------
  Total stockholders' equity...........     147,795,475      557,761   6,191,274        --         154,544,510
                                           ------------   ---------- ----------- ------------     ------------
  Total liabilities and stockholders'
   equity..............................    $256,169,895   $1,664,314 $13,304,566       $--        $271,138,775
                                           ============   ========== =========== ============     ============

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997

1) To record the exchange of Bluegrass Containment, Inc. stock and the stock of the Stamato Companies for Eastern Environmental Services, Inc. common stock.